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EXHIBIT 4.14


                                 AMENDMENT NO. 4
                                     TO THE
                                SERIES J WARRANT
                                       AND
                                 AMENDMENT NO. 2
                                     TO THE
                                SERIES F WARRANT
                                   TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                         MARKETING WORLDWIDE CORPORATION

      THIS AMENDMENT NO. 4 TO THE SERIES J WARRANT AND AMENDMENT NO. 2 TO THE SERIES F WARRANT TO PURCHASE SHARES OF COMMON STOCK OF MARKETING WORLDWIDE CORPORATION (this "AMENDMENT"), dated as of July ___, 2008, is made by and between Marketing Worldwide Corporation, a Delaware corporation (the "ISSUER"), and Vision Opportunity Master Fund, Ltd. (the "HOLDER").

                              PRELIMINARY STATEMENT

      WHEREAS, the Issuer is the issuer and the Holder is the holder of a certain Series J Warrant (as amended, the "SERIES J WARRANT") and a certain Series F Warrant (as amended, the "SERIES F WARRANT"), each to purchase shares of common stock of the Issuer, par value $0.001 per share (the "COMMON STOCK"), issued on April 23, 2007 (collectively, the "WARRANTS");

      WHEREAS, the Issuer and the Holder entered into Amendment No. 1 to the Series J Warrant of Marketing Worldwide Corporation on September 27, 2007;

      WHEREAS, the Issuer and the Holder entered into Amendment No. 1 to the Series F Warrant of Marketing Worldwide Corporation on September 27, 2007;

      WHEREAS, the Issuer and the Holder entered into Amendment No. 2 to the Series J Warrant of the Marketing Worldwide Corporation on June 20, 2008;

      WHEREAS, the Issuer and the Holder entered into Amendment No. 3 to the Series J Warrant of the Marketing Worldwide Corporation on July 1, 2008; and

      WHEREAS, the Issuer and the Holder desire to further amend certain provisions of the Warrants as described herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

      1. CAPITALIZED TERMS. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the Warrants, as applicable.


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      2. AMENDMENTS TO WARRANTS. The Series J Warrant, having previously been exercised to the extent of 4,000,000 shares of Common Stock, and therefore currently exercisable into 1,000,000 shares of Common Stock at a Warrant Price of $0.50 per share, is hereby amended such that it shall now be exercisable instead into 192,308 shares of the Issuer's Series B Convertible Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"), at a Warrant Price of $2.60 per share. Further, the Series F Warrant, currently exercisable into 2,500,000 shares of Common Stock at a Warrant Price of $0.01 per share, is hereby amended such that it shall now be exercisable instead into 250,000 shares of Preferred Stock at a Warrant Price of $0.10 per share. All provisions of the Warrants shall be interpreted in accordance with the foregoing.

      3. BOARD RESOLUTIONS. Prior to the signing of this Amendment, the Issuer shall have provided the Holder with a certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Issuer, authorizing the execution, delivery and performance of this Amendment.

      4. RATIFICATION. Except as expressly amended hereby, all of the terms, provisions and conditions of the Warrants are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

      5. ENTIRE AGREEMENT. This Amendment and the Warrants constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

      6. AMENDMENTS. No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

      7. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

      8. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

      9. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                           MARKETING WORLDWIDE CORPORATION


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                           VISION OPPORTUNITY MASTER FUND, LTD.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:






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